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To the Board of Directors
SysComm International Corporation and Subsidiaries
Hauppauge, New York




We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.




ALBRECHT, VIGGIANO, ZURECK & COMPANY, P.C.


Hauppauge, New York
June 9, 1997